Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Springview Holdings Limited on Form S-8 of our report dated March 11, 2024, with respect to our audits of the consolidated financial statements of Springview Holdings Limited as of December 31, 2022 and 2023 and for the years ended December 31, 2022 and 2023 appearing in the Prospectus on Form 424B4 of Springview Holdings Limited for the year ended December 31, 2023.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

December 20, 2024